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                                                                   Exhibit 10.18

                                FORM OF EXECUTIVE
                           CHANGE IN CONTROL AGREEMENT

         AGREEMENT, made this ____ day of _________________, by and between ____________ ("Executive") and OMNISKY CORPORATION (the "Company").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders for the Company to agree to provide benefits under circumstances described below to the Executive in connection with his employment by the Company; and

         WHEREAS, in connection with, and as part of this Agreement, Executive has agreed not to compete with the Company for the six-month period following the termination of his employment with the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. If, within 24 months following a "Change of Control" (as defined in paragraph 2 below), Executive's employment with the Company terminates for any reason, either voluntarily or involuntarily (including a "Constructive Termination" (as defined in paragraph 2 below)), other than for "Cause" (as defined in paragraph 2 below):

              (a) the Company will pay to Executive, or Executive's estate, within 30 days of such termination of employment a lump-sum cash payment equal to 200% of his average annual base salary and bonus for the most recent two calendar years ended before the Change of Control (or for such shorter portion of that period as Executive performed services for the Company); and

              (b) Executive, together with his dependents, will continue following such termination of employment to participate fully in all accident and health plans maintained or sponsored by the Company immediately prior to the Change of Control, or receive substantially the equivalent coverage (or the full value thereof in cash) from the Company, until the first anniversary of such termination; and

              (c) the Company will promptly reimburse Executive for any and all legal fees and expenses incurred by him to enforce the provisions of this Agreement.
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         2. The following defined terms shall have their respective meanings set forth below:

                  (a) "Change of Control" will occur if (i) any person or entity, or group of affiliated persons or entities acquires capital stock or other equity interests of the Company representing more than 50% of the outstanding voting power of the Company, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office, (iii) the Company adopts a plan of liquidation or dissolution providing for the distribution of all or substantially all of its assets, (iv) any merger or consolidation or similar business combination involving the Company which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation or similar business combination, or (v) any sale, conveyance, transfer or lease of all or substantially all of the Company's assets or business enterprise to any person or entity.

                  (b)"Cause" shall mean (i) any act of personal dishonesty taken by Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Executive, (ii) gross negligence or willful misconduct in the performance of Executive's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (iii) repeated unexplained or unjustified absence from the Company; (iv) commission of any act of fraud with respect to the Company; or
                  (v) conviction of a felony causing material harm to the standing and reputation of the Company. Unless the Executive has been convicted of a felony, no termination for Cause shall take effect for purposes of this Agreement unless the following provisions of this paragraph shall have been complied with. The Board shall give the Executive written notice of its intention to terminate him for Cause, such notice (i) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (ii) to be given within four (4) months of the Board learning of such circumstances. The Executive shall have ten (10) days, after receiving such special notice, to cure such grounds, to the extent

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                  such cure is possible. If he fails to cure such grounds to the
                  Board's satisfaction, the Executive shall then be entitled to a hearing by the Board, during which he may, at his election, be represented by counsel. Such hearing shall be held within thirty (30) days of his receiving such special notice, provided he requests a hearing within fifteen (15) days of receiving the notice. If the Board gives written notice to the Executive within five (5) days following such hearing confirming that, in the good faith judgment of a majority of the Board, Cause for terminating him on the basis set forth in the original notice exists, he shall thereupon be terminated for Cause.

                  (c)"Constructive Termination" shall mean any voluntary resignation by Executive following (i) any material reduction of Executive's duties, authority or responsibilities, relative to Executive's duties, authority, responsibilities or title as in effect immediately prior to such reduction, except if agreed to in writing by Executive, (ii) a reduction by the Company in Executive's base salary or annual target bonus as in effect immediately prior to such reduction, (iii) the relocation of the Purchaser to a facility or a location more than thirty (30) miles from San Francisco, California, without Executive's written consent or (iv) if applicable, the willful failure or refusal of the Company to perform any material obligation under Executive's employment letter agreement between the Company and Executive which is not cured within 30 days after notice is given to the Company by Executive.

3. If there has been a termination to which paragraph 1 applies, and the Company and Executive agree that Executive shall provide post-termination consulting or other services to the Company, the Company shall be entitled to reduce its payment for such post-termination consulting or other services to the extent of the payment made by it pursuant to paragraph 1. This paragraph 3 shall not obligate either the Company or Executive to agree to Executive's provision of post-termination services.

4. In the event that the aggregate of any payments or benefits made or provided to the Executive under this Agreement (other than any payment pursuant to this paragraph 4) and under any other plans, programs or arrangements of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, or any successor provision, then, subject to the last sentence of this paragraph 4, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code, or any successor provision ("Excise Tax"), is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether an Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment shall be made by an independent Tax Auditor (the "Tax Auditor") jointly selected by the Company and the Executive and paid by the Company. The Tax Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection,

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acted in any way on behalf of the Company or any affiliate thereof. If the
Executive and the Company cannot agree on a firm to serve as the Tax Auditor, then the Executive and the Company shall each select one nationally recognized United States accounting firm and those two firms shall jointly select the accounting firm to serve as the Tax Auditor. Notwithstanding the foregoing (but subject to the last sentence of this paragraph 4), in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial payment to the Executive under this paragraph 4 has been made, the Company shall pay to the Executive an additional amount with respect to such additional Excise Tax (and any interest and penalties thereon) at the time that the amount of the actual Excise Tax liability is finally determined, such additional amount to be calculated in the same manner as such initial payment. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses relating to any such proceeding or claim (including all reasonable attorney's fees and other expenses incurred by the Executive in connection therewith) shall be paid by the Company promptly upon written demand by the Executive.

5. While the Executive continues to be an employee of the Company and for the six-month period immediately following his termination, the Executive shall not, except as permitted by the Company upon its prior written consent, (i) enter, directly or indirectly, into the employ of or render or engage in, directly or indirectly, any services to any person, firm, corporation or other entity that is in competition (or is actively planning to engage in competition) with the Company with respect to (x) any business actively conducted by the Company on the date of Executive's termination or (z) any business which, on the date of Executive's termination, the Company plans to enter pursuant to a business strategy in the development of which the Executive actively participated and which was adopted by the Board before the Executive's termination of employment (any of the foregoing being referred to herein as a "Competitive Business"), or
(ii) become interested, directly or indirectly, in any such person, firm, corporation or other entity as an individual, partner, member, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity. The ownership of three percent (3%) of any class of the outstanding securities of any corporation, even though such corporation may conduct (or be planning to conduct) a Competitive Business, shall not be deemed as constituting an interest which violates clause (ii) of the immediately preceding sentence. Further, the Executive shall not be deemed to have violated the first sentence of this paragraph 5 solely by reason of the fact that the Executive is employed by, or rendering services to, a person, firm, corporation or other entity which conducts or provides services to (or may be planning to conduct or provide services to) a Competitive Business, so long as the Executive's employment is, or his services rendered are, solely in connection with businesses of such person, firm, corporation or other entity which are not Competitive. Notwithstanding the foregoing, the provisions of this paragraph 4 shall not apply to Executive if Executive's employment is terminated by the Company without Cause or by the Executive as a result of a Constructive Termination. The Company shall have the right and remedy to have the provisions of this paragraph 5 specifically enforced, including by temporary and/or permanent injunction, it being acknowledged and agreed that any such violation may

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cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

6. In the case of any dispute under this Agreement, Executive may initiate binding arbitration in San Francisco, California before the American Arbitration Association by serving a notice to arbitrate upon the Company or, at Executive's election, institute judicial proceedings, in either case within 90 days of the effective date of his termination or, if later, his receipt of notice of termination, or such longer period as may be reasonably necessary for Executive to take such action if illness or incapacity should impair his taking such action within the 90-day period. The Company shall not have the right to initiate binding arbitration, and agrees that upon the initiation of binding arbitration by Executive pursuant to this paragraph 6 the Company shall cause to be dismissed any judicial proceedings it has brought against Executive relating to this Agreement. The Company authorizes Executive from time to time to retain counsel of his choice to represent Executive in connection with any and all actions, proceedings, and/or arbitration, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, which may affect Executive's rights under this Agreement. The Company agrees (i) to pay the fees and expenses of such counsel, (ii) to pay the cost of such arbitration and/or judicial proceeding, and (iii) to pay interest to Executive on all amounts owed to Executive under this Agreement during any period of time that such amounts are withheld pending arbitration and/or judicial proceedings. Such interest will be at the base rate as announced from time to time by Citibank N.A., or its successor. In addition, notwithstanding any existing prior attorney-client relationship between the Company and counsel retained by Executive, the Company irrevocably consents to Executive entering into an attorney-client relationship with such counsel and agrees that a confidential relationship shall exist between Executive and such counsel.

7. If the Company is at any time before or after a Change of Control merged, combined or consolidated into or with any other corporation or other entity (whether or not the Company is the surviving entity), or if substantially all of the assets thereof are transferred to another corporation or other entity, the provisions of this Agreement will be binding upon and inure to the benefit of the corporation or other entity resulting from such merger or consolidation or the acquirer of such assets, and this paragraph 7 will apply in the event of any subsequent merger or consolidation or transfer of assets. Nothing contained in this Agreement will detract from or otherwise limit Executive's right to or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization, or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from any merger, combination or consolidation or a corporation or entity acquiring the assets of the Company. In the event of any merger, combination, consolidation or sale of assets referred to in this Agreement, references to the Company in this Agreement shall unless

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the context suggests otherwise be deemed to include the entity resulting from such merger, combination or consolidation or the acquirer of such assets of the Company.

8. All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

9. There shall be no requirement on the part of the Executive to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Executive is entitled under this Agreement, and the amount of such payments and benefits shall not be reduced by any compensation or benefits received by Executive from other employment.

10. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive, or as a right of the Executive to continue in the employ of the Company, or as a limitation of the right of the Company to discharge the Executive with or without Cause; provided that the Executive shall have the right to receive upon termination of his employment the payments and benefits provided in this Agreement and shall not be deemed to have waived any rights he may have either at law or in equity in respect of such discharge.

11. No amendment, change, or modification of this Agreement may be made except in writing, signed by both parties.

         The provisions of this Agreement, shall be binding upon and shall inure to the benefit of Executive, his executors, administrators, legal representatives, and assigns, and the Company and its successors.

         The validity, interpretation, and effect of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of the conflict of laws thereof.

         The Company shall have no right of set-off or counterclaims, in respect of any claim, debt, or obligation, against any payments to Executive, his dependents, beneficiaries, or estate provided for in this Agreement.

         The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         No right or interest to or in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from

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designating one or more beneficiaries or estate planning vehicles to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of the Executive's estate.

         No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt, or obligation, or to execution, attachment, levy, or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

         IN WITNESS WHEREOF, the Company and Executive have each caused this Agreement to be duly executed and delivered as of the date set forth above.


OMNISKY CORPORATION

By:
    ----------------------------               -----------------------------
Name:                                           Executive:
Title:


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